Exhibit 10.1

AMENDMENT NO. 2

to OVERADVANCE SIDE-LETTER

This AMENDMENT NO. 2 to OVERADVANCE SIDE-LETTER (this “Amendment”), dated as of January 31, 2008, is entered into by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Parent”), Analytica International, Inc., a Florida corporation (“Analytica”), Teamm Pharmaceuticals, Inc., a Florida corporation (“Teamm” and, collectively with the Parent and Analytica, the “Companies” and, each a “Company”) and Laurus Master Fund, Ltd., a Cayman Islands company (the “Purchaser”), for the purpose of amending the terms of the Overadvance Side Letter dated as of August 29, 2007 by and among the Companies and the Purchaser (as amended by that certain Amendment No. 1 to Overadvance Side-Letter dated as of October 21, 2007 by and among the Companies and the Purchaser and as may be further amended, modified or supplemented from time to time, the “Overadvance Side-Letter”) issued in connection with the Amended and Restated Security Agreement, dated as of April 29, 2005, and amended and restated as of February 13, 2006 by and among the Companies and the Purchaser (as amended and restated, further amended, modified or supplemented from time to time, the “Security Agreement” and, collectively with the Overadvance Side-Letter and the other Ancillary Agreements referred to in the Security Agreement, the “Loan Documents”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

WHEREAS, the Companies have requested that the maturity and termination date of the Overadvances set forth in the Overadvance Side Letter be extended and the Purchaser has agreed to extend the Period (as defined in the Overadvance Side Letter), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The first sentence in the fourth paragraph of the Overadvance Side Letter is hereby amended by deleting the date “March 31, 2008” appearing therein and inserting the date “April 29, 2008” in lieu thereof.

2. Each Company hereby acknowledges and affirms that the amount of the Overadvances outstanding as of the end of business on the date hereof is $2,874,860.

3. The amendment set forth above shall be effective as of the date first above written (the “Amendment Effective Date”) on the date when each of the Companies and the Purchaser shall have executed and each of the Companies shall have delivered to the Purchaser its respective counterpart to this Amendment.

4. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

5. Except as set forth in Schedule I hereto, each Company hereby represents and warrants to the Purchaser that (i) no Event of Default exists on the date hereof, after giving effect to this Amendment, (ii) on the date hereof, all representations, warranties and covenants made by such Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, all the Company’s and its Subsidiaries’ covenant requirements have been met.

6. From and after the Amendment Effective Date, all references in the Loan Documents and in the other Ancillary Agreements to the Overadvance Side Letter shall be deemed to be references to the Overadvance Side Letter, as the case may be, as modified hereby.

7. The Parent understands that the Parent has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Parent’s determination that neither this Amendment nor the terms and provisions of this Amendment, (collectively, the “Information”) are material. The Company has had an opportunity to consult with counsel concerning this determination. The Company hereby agrees that the Purchaser shall not be in violation of any duty to the Company or its shareholders, nor shall the Purchaser be deemed to be misappropriating any information of the Company, if the Purchaser sells shares of common stock of the Company, or otherwise engages in transactions with respect to securities of the Company, while in possession of the Information.

8. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, each of the Company and the Purchaser has caused this Amendment to the Overadvance Side Letter to be signed in its name effective as of the 31st day of January 2008.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary/Treasurer

ANALYTICA INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary

TEAMM PHARMACEUTICALS, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty, CPA
Title:	Secretary

LAURUS MASTER FUND, LTD.
By:	Laurus Capital Management, LLC, its investment manager

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

SCHEDULE I